UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)  December 22, 2025

ZIONS BANCORPORATION, NATIONAL ASSOCIATION
(Exact name of registrant as specified in its charter)

United States of America	001-12307		87-0189025
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(IRS Employer Identification No.)

One South Main,	Salt Lake City,	Utah	84133-1109
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code (801) 844-8208

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	ZION	The NASDAQ Stock Market, LLC
Depositary Shares each representing a 1/40th ownership interest in a share of:
Series A Floating-Rate Non-Cumulative Perpetual Preferred Stock	ZIONP	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 22, 2025 Zions Bancorporation, N.A. (the “Company”) announced that Paul E. Burdiss will retire as Executive Vice President of Zions Bancorporation and President and Chief Executive Officer of its Zions Bank division effective as of December 31, 2025.
A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Mr. Burdiss’s Retirement and Consulting Agreement
In connection with Mr. Burdiss’s retirement, the Company and Mr. Burdiss entered into a Retirement and Consulting Agreement (the “Agreement”), effective December 20, 2025, pursuant to which Mr. Burdiss has agreed to provide such transition and advisory services as may be reasonably requested by the Board or the Company’s Chief Executive Officer during the 12-month period beginning January 1, 2026 and ending December 31, 2026, unless terminated earlier by the Company or Mr. Burdiss (the “Consulting Period”). The Agreement also contains non-compete and non-solicit provisions that apply during the Consulting Period and requires Mr. Burdiss to abide by confidentiality and other covenants contained in the Agreement. The parties also agreed to a customary mutual release of claims arising from Mr. Burdiss’s employment and association with the Company or the termination of that employment and association. As consideration for these services and restrictions, Mr. Burdiss will receive four quarterly payments of $337,582.50 each during the Consulting Period. Mr. Burdiss will also receive up to 12 months of medical benefits continuation with Company-paid COBRA premiums provided he remains eligible for COBRA coverage during that period. His outstanding equity and cash incentive plan-based awards will continue to distribute and be governed in accordance with their terms and conditions, and consistent with the Agreement.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2025.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release dated December 22, 2025 (furnished herewith).
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on form 8-K, formatted as Inline XBRL.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION, NATIONAL ASSOCIATION

	By:	/s/ Rena Miller
Name: Rena Miller
Title: Executive Vice President and Corporate General Counsel
Date: December 22, 2025